Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

•	Lockheed Martin Corporation Salaried Savings Plan,

•	Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees,

•	Lockheed Martin Corporation Hourly Employee Savings Plan Plus,

•	Lockheed Martin Corporation Operations Support Savings Plan,

•	Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees,

•	Lockheed Martin Corporation Supplemental Savings Plan, and

•	Sandia Corporation Savings and Income Plan

of our report dated February 28, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Lockheed Martin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

April 24, 2013